EXHIBIT 3-F





                                  LIMITED PARTNERSHIP

                                       AGREEMENT

                                           OF

                                  MET-ED CAPITAL, L.P.



               The undersigned  General Partner  and Initial  Limited Partner

          (jointly,  the  "Partners")  hereby   form  a  limited  partnership

          pursuant  to and in  accordance with  the Delaware  Revised Uniform

          Limited Partnership Act  (6 Del. C.  Section 17-101, et seq.)  (the

          "Delaware Act"), and hereby agree as follows:

               1.   Name.   The name of the limited partnership formed hereby

          is MET-ED CAPITAL, L.P. (the "Partnership").

               2.   Purpose.   The purpose  and business  of the  Partnership

          shall  be  to  engage in  any  lawful  activity  for which  limited partnerships may be organized under the Delaware Act.

               3.   Registered   Office.    The   registered  office  of  the

          Partnership in the State of Delaware is 32 Loockerman Square, Suite

          L-100, City of Dover, County of Kent.

               4.   Registered Agent.  The name and address of the registered

          agent of the Partnership for service  of process on the Partnership in the State  of Delaware is The  Prentice-Hall Corporation System,

          Inc., 32 Loockerman Square,  Suite L-100, City of Dover,  County of

          Kent, Delaware.

               5.   Partners.  The names and mailing addresses of the General

          Partner and the Initial Limited Partner are as follows:

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          General Partner:              Met-Ed Preferred Capital, Inc.
                                        Mellon Bank Center
                                        Tenth and Market Streets
                                        Wilmington, Delaware  19801

          Initial Limited Partner:      Don W. Myers
                                        c/o GPU Service Corporation
                                        100 Interpace Parkway
                                        Parsippany, New Jersey  07054

               6.   Powers.   The powers of  the General Partner  include all

          powers,  statutory  and otherwise,  possessed  by general  partners under the laws of the State of Delaware.

               7.   Dissolution.   The  Partnership shall  dissolve, and  its

          affairs shall be wound  up, on May 1, 2060 or at  such earlier time as (a) all of the partners  of the Partnership approve in  writing,

          (b) an event of withdrawal of a  general partner has occurred under the  Delaware  Act,  or  (c)  an  entry  of  a  decree  of judicial dissolution  has occurred under Section 17-802 of the Delaware Act;

          provided,  however,  the  Partnership  shall  not be  dissolved  or required to be  wound up upon an  event of withdrawal of  a general partner described in Section 7(b) if (i) at the time of  such event of  withdrawal, there is at least  one (1) other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby  authorized to carry on  the business of the Partnership), or (ii) within ninety (90) days after the occurrence of such event of  withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the  appointment,  effective  as  of  the  date  of  the  event  of withdrawal, of one (1)  or more additional general partners  of the

          Partnership.

               8.   Capital Contributions.  The Partners have contributed the

          following amounts, in cash, property or  services rendered, or in a

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          promissory note  or  other  obligation to  contribute  cash  or  to perform services:

                    General Partner . . . . . . . . . . . . . . . . .  $99.00

                    Initial Limited Partner . . . . . . . . . . . . .  $ 1.00

               9.   Allocations of  Profit  and Losses.    The  Partnership's

          profits and losses shall be allocated  in proportion to the capital contributions of the Partners which shall be reflected in a capital account for each of the Partners.

               10.  Distributions.  Distributions to the Partners shall be in the same proportion as their then capital account balances.

               11.  Assignments.

                    (a)  The Initial Limited Partner may  transfer all or any

          part of his or  its partnership interest  only with the consent  of the  General  Partner, and  any  transferee  may be  admitted  as a substitute limited partner of the Partnership only with the consent of  the  General  Partner, whose  consent  in  either  case may  be withheld in the sole discretion of the General Partner.

                    (b)  The General Partner may transfer all or any  part of

          his or its partnership interest without  the consent of the Initial

          Limited Partner, and such transferee shall  have all the rights and powers of the General Partner.

               12.  Withdrawal.  Except as provided in Sections 11 and 13, no right is given to the Initial Limited  Partner to withdraw from the

          Partnership.  The General Partner may withdraw from the Partnership without the consent  of the  Initial Limited Partner,  but no  such withdrawal shall be  effective until the filing  with the Secretary of  State  of  the  State  of  Delaware  of  an  amendment  to  the



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          Partnership's Certificate of Limited Partnership naming a successor general partner of the Partnership.

               13.  Additional Partners.

                    (a)  The  General  Partner may  admit  additional limited

          partners of the  Partnership.  Immediately following  the admission of one or more additional limited  partners of the Partnership, the

          Initial Limited  Partner shall  withdraw from  the Partnership  and shall be entitled  to receive forthwith  the return of its  capital contribution, without interest or deduction.

                    (b)  The  Partnership   shall  continue   as  a   limited

          partnership under  the  Delaware Act  after  the admission  of  any additional limited  partners of  the Partnership  pursuant to  this

          Section 13.

                    (c)  The  admission of additional limited partners of the

          Partnership pursuant to this Section 13  may be accomplished by the amendment  and restatement  of this  Limited Partnership  Agreement and, if  required by the Delaware  Act, the filing of  an amendment and/or  restatement  to the  Partnership's  Certificate  of Limited

          Partnership with the Secretary of State of the State of Delaware.

               14.  Merger.    The approval  of  the Initial  Limited Partner

          shall not be  required with respect to any merger of an entity into the Partnership.













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               IN WITNESS WHEREOF,  the undersigned  have duly executed  this

          Limited Partnership Agreement as of May __, 1994.


                                             GENERAL PARTNER:

                                             MET-ED PREFERRED CAPITAL, INC.,
                                             a Delaware corporation


                                             By:____________________________
                                                Name: Fred D. Hafer
                                                      President


                                             INITIAL LIMITED PARTNER:


                                             ______________________________
                                             DON W. MYERS



































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